Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form F-1 of Navios Maritime Midstream Partners L.P. of our report dated August 20, 2014 relating to the combined financial statements of Navios Maritime Midstream Partners Predecessor which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

November 4, 2014